EXHIBIT 99.1

Chemung Financial Corporation Reports Second Quarter 2019 Net Income of $5.0 Million, or $1.02 per Share

ELMIRA, N.Y., July 22, 2019 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq: CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income of $5.0 million, or $1.02 per share, for the second quarter of 2019, compared to $2.5 million, or $0.52 per share, for the second quarter of 2018.

Anders M. Tomson, Chemung Financial Corporation CEO, stated:

“We are very pleased to report another quarter of strong earnings for 2019.  Our results are a direct reflection of our focused approach to managing interest rate sensitivity, liquidity, and efficiency while positioning the balance sheet for the remainder of 2019 and into 2020.  Our net interest margin remains steady, even though there is downward pressure due to the increasing costs of obtaining deposits.  We are looking forward to the benefits of a stronger balance sheet and capital ratios that will provide us with the opportunity to support continued growth.”

Second Quarter Highlights1

  Provision for loan losses decreased $2.2 million, or 93.6%

  Total shareholders’ equity increased $13.4 million, or 8.1%

  Total equity to total assets ratio increased to 10.18% at June 30, 2019

  Dividends declared during the second quarter of 2019 were $0.26 per share

A more detailed summary of financial performance follows.

1 Balance sheet comparisons are calculated for June 30, 2019 versus December 31, 2018.  Income statement comparisons are calculated for the second quarter of 2019 versus the second quarter of 2018.

2nd Quarter 2019 vs 2nd Quarter 2018

Net Interest Income:

Net interest income for the current quarter totaled $15.1 million compared with $15.0 million for the same period in the prior year, an increase of $0.1 million, or 0.6%, due primarily to a $0.8 million increase in total interest and dividend income, offset by a $0.7 million increase in total interest expense.  Interest and fees from loans increased $0.3 million and interest from interest-earning deposits increased $0.5 million in the second quarter of 2019 as compared to the same period in the prior year.  Interest expense on deposits increased $0.9 million, while interest expense on borrowed funds decreased $0.2 million in the second quarter of 2019 when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.69% in the second quarter of 2019, compared with 3.73% for the same period in the prior year.  The average yield on interest-earning assets increased 13 basis points, while the average cost of interest-bearing liabilities increased 26 basis points in the second quarter of 2019, compared to the same period in the prior year.  Average interest-earning assets increased $28.6 million in the second quarter of 2019, compared to the same period in the prior year.  The increase in interest and dividend income for the current quarter can be mostly attributed to average annualized yield increases of 155 basis points on interest-earning deposits, 19 basis points on commercial loans, 34 basis points on consumer loans and 12 basis points on taxable securities, due to rising interest rates, along with a $77.9 million increase in the average balance of interest-earning deposits, compared to the same period in the prior year.  The increase in interest expense for the current quarter can be mostly attributed to an increase in interest rates on average interest-bearing deposits, including promotional rates on time deposits, offset by a $36.3 million decrease in the average balance of FHLB advances, other debt and repurchase agreements.

Non-Interest Income:

Non-interest income for the current quarter was $5.1 million compared with $5.3 million for the same period in the prior year, a decrease of $0.2 million, or 4.5%.  The decrease can be mostly attributed to a decrease of $0.4 million in other non-interest income, offset by an increase of $0.2 million in Wealth Management Group fee (“WMG”) income.  The decrease in other non-interest income was due primarily to the $0.2 million decrease in swap fees and various other non-interest income items.  The increase in WMG fee income can be mostly attributed to an increase in fees from terminating trusts.

Non-Interest Expense:

Non-interest expense for the current quarter was $13.8 million compared with $15.0 million for the same period in the prior year, a decrease of $1.2 million, or 7.6%.  The decrease can be mostly attributed to decreases of $1.0 million in legal accruals and settlements, $0.2 million in net occupancy expenses, $0.1 million in furniture and equipment expenses, and $0.1 million in marketing and advertising expenses, offset by increases of $0.2 million in salaries and wages, $0.1 million in data process expenses, and a $0.3 million reduced credit in other components of net periodic pension and postretirement benefits.  The decrease in legal accruals and settlements can be attributed to the settlement agreement in the matter of Fane vs. Chemung Canal Trust Company during the second quarter of 2018.  The decrease in net occupancy expense was due primarily to the closure of two branches in 2019.  The increase in salaries and wages can be mostly attributed to annual merit increases.

Income Tax Expense:

Income tax expense for the current quarter was $1.2 million compared with $0.5 million for the same period in the prior year.  The increase in income tax expense was due primarily to an increase of $3.2 million in income before income tax expense for the second quarter of 2019 as compared to the same period in the prior year.  The effective income tax rate increased from 16.1% for the second quarter of 2018 to 19.8% for the second quarter of 2019.

2nd Quarter 2019 vs 1st Quarter 2019

Net Interest Income:

Net interest income for the current quarter totaled $15.1 million compared with $15.2 million for the prior quarter, a decrease of $0.1 million, or 0.4%, due primarily to a $0.1 million increase in total interest expense.  Interest and fees from loans increased $0.1 million and interest and dividend income from investment securities increased $0.1 million, while interest from interest-earning deposits decreased $0.2 million compared to the prior quarter.  Interest expense on deposits increased due primarily to a 19 basis points increase in the average cost of time deposits, along with an increase of $10.4 million in the average balance of time deposits due to promotional rates on time deposits.  Fully taxable equivalent net interest margin was 3.69% in the second quarter of 2019, a slight decrease of two basis points compared with 3.71% for the prior quarter.  Average interest-earning assets decreased $16.9 million in the second quarter of 2019, while the average yield on interest-earning assets was level compared to the prior quarter.   The average cost of interest-bearing liabilities increased three basis points in the second quarter of 2019, compared to the prior quarter.

Non-Interest Income:

Non-interest income for the current quarter was $5.1 million compared with $4.9 million for the prior quarter, an increase of $0.2 million, or 3.3%.  The increase in non-interest income was due primarily to a $0.2 million increase in WMG fee income.  The increase in WMG fee income can be mostly attributed to an increase in the market value of total assets under management or administration and an increase in tax preparation fees.

Non-Interest Expense:

Non-interest expense for the current quarter was $13.8 million compared with $13.5 million for the prior quarter, an increase of $0.3 million, or 2.4%.  The increase can be mostly attributed to increases of $0.4 million in other non-interest expense and $0.1 million in data processing expense, offset by a decrease of $0.1 million in marketing and advertising expense.  The increase in other non-interest expense can be mostly attributed to a $0.2 million increase in the debit card rewards program.  The increase in data processing expense and the decrease in marketing and advertising expense were both related to the timing of various projects.

Income Tax Expense:

Income tax expense for the current quarter was $1.2 million compared with $1.0 million for the prior quarter, an increase of $0.2 million, or 19.2%.  The increase in income tax expense can be attributed to a $0.7 million increase in income before income tax expense for the second quarter of 2019, when compared to the prior quarter.  The effective income tax rate increased from 18.8% for the first quarter of 2019 to 19.8% for the second quarter of 2019.

Asset Quality

Non-performing loans totaled $19.5 million at June 30, 2019, or 1.51% of total loans, compared with $12.3 million at December 31, 2018, or 0.93% of total loans.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $19.7 million, or 1.12% of total assets, at June 30, 2019, compared with $12.8 million, or 0.73% of total assets, at December 31, 2018. The increase in non-performing loans can be mostly attributed to two commercial mortgage relationships, offset by decreases in the residential mortgage and consumer loan portfolios.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the second quarter of 2019 was $0.2 million, a decrease of $2.2 million compared with the same period in the prior year.  The decrease in the provision for loan losses can be mostly attributed to a decrease in the total loan portfolio of $46.1 million between June 30, 2018 and June 30, 2019.  Additionally, during 2018 there was an increase in the historical loss factor on the commercial and industrial loan portfolio, due to the charge-off of multiple large commercial loans to one borrower for $3.6 million in the second quarter.  Net charge-offs for the second quarter of 2019 were $0.2 million, compared with $4.1 million for the second quarter of 2018.

The allowance for loan losses was $19.7 million at June 30, 2019 compared with $18.9 million at December 31, 2018.  The allowance for loan losses was 100.77% of non-performing loans at June 30, 2019 compared with 154.59% at December 31, 2018.  The ratio of the allowance for loan losses to total loans was 1.53% at June 30, 2019 compared with 1.44% at December 31, 2018.

Balance Sheet Activity

Total assets were $1.753 billion at June 30, 2019 compared with $1.755 billion at December 31, 2018, a decrease of $2.3 million, or 0.1%.  The decrease can be mostly attributed to decreases of $13.5 million in cash and cash equivalents and $23.5 million in total loans, offset by increases of $27.0 million in securities available for sale and $8.2 million in operating lease right-to-use assets related to the adoption of ASU No. 2016-02 Leases (“Topic 842”) as of January 1, 2019.

The decrease in cash and cash equivalents was due to changes in securities, loans, deposits, and borrowings.  The decrease in total loans can be mostly attributed to decreases of $13.4 million in commercial mortgages, $10.7 million in indirect consumer loans and $5.2 million in other consumer loans, offset by increases of $4.7 million in commercial and agriculture loans and $1.1 million in residential mortgages.  The increase in securities available for sale can be mostly attributed to purchases in the amount of $57.3 million, offset by $15.2 million in sales of mortgage-backed and municipal securities, along with maturities and paydowns.

Total liabilities were $1.575 billion at June 30, 2019 compared with $1.590 billion at December 31, 2018, a decrease of $15.7 million or 1.0%.  The decrease in total liabilities can be mostly attributed to a decrease of $28.1 million in deposits, offset by increases of $8.3 million in operating lease liabilities related to the January 1, 2019 adoption of Topic 842 and $4.3 million in accrued interest payable and other liabilities.  The decline in deposits from $1.569 billion at December 31, 2018 to $1.541 billion at June 30, 2019 can be mostly attributed to decreases of $32.4 million in non-interest bearing demand deposits accounts and $32.9 million in money market accounts, offset by increases of $27.6 million in time deposits, due to a rate promotion, and $9.2 million in interest-bearing demand deposit accounts.  The decreases in non-interest-bearing demand deposit and money market accounts can be mostly attributed to an outflow of commercial deposits.

Total shareholders’ equity was $178.4 million at June 30, 2019 compared with $165.0 million at December 31, 2018, an increase of $13.4 million, or 8.1%.  The increase in retained earnings of $6.9 million can be mostly attributed to earnings of $9.4 million, offset by $2.5 million in dividends declared.  The decrease in accumulated other comprehensive loss of $5.5 million can be mostly attributed to the increase in the fair market value of the securities portfolio.  Also, treasury stock decreased $0.5 million, due to the issuance of shares to the Corporation’s employee benefit stock plans and directors’ stock plans.

The total equity to total assets ratio was 10.18% at June 30, 2019 compared with 9.40% at December 31, 2018.  The tangible equity to tangible assets ratio was 8.99% at June 30, 2019 compared with 8.19% at December 31, 2018.  Book value per share increased to $36.64 at June 30, 2019 from $33.99 at December 31, 2018.  As of June 30, 2019, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under the regulatory framework for prompt corrective action.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.838 billion at June 30, 2019, including $273.5 million of assets under management or administration for the Corporation, compared to $1.768 billion at December 31, 2018, including $283.0 million of assets under management or administration for the Corporation, an increase of $69.7 million, or 3.9%.  The increase in total assets under management or administration can be mostly attributed to increases in the market value of total assets.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.8 billion financial services holding company headquartered in Elmira, New York and operates 33 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2018 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2019	2019	2018	2018	2018
ASSETS
Cash and due from financial institutions	$32,622	$28,153	$33,040	$31,831	$30,837
Interest-earning deposits in other financial institutions	83,838	97,657	96,932	82,081	3,978
Total cash and cash equivalents	116,460	125,810	129,972	113,912	34,815

Equity investments	2,079	2,032	1,909	1,987	2,112

Securities available for sale	269,286	266,721	242,258	246,473	265,157
Securities held to maturity	4,090	3,861	4,875	4,203	3,806
FHLB and FRB stocks, at cost	3,091	3,143	3,138	3,138	5,816
Total investment securities	276,467	273,725	250,271	253,814	274,779

Commercial	855,298	862,597	864,024	857,954	860,209
Mortgage	183,835	181,428	182,724	188,636	193,423
Consumer	249,238	255,012	265,158	274,048	280,812
Loans, net of deferred loan fees	1,288,371	1,299,037	1,311,906	1,320,638	1,334,444
Allowance for loan losses	(19,656)	(19,745)	(18,944)	(19,635)	(19,645)
Loans, net	1,268,715	1,279,292	1,292,962	1,301,003	1,314,799

Loans held for sale	624	658	502	1,715	684
Premises and equipment, net	23,605	24,279	24,980	25,514	26,049
Operating lease right-of-use assets	8,220	8,391	-	-	-
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	1,037	1,188	1,351	1,527	1,709
Accrued interest receivable and other assets	33,966	32,373	31,572	32,568	33,395
Total assets	$1,752,997	$1,769,572	$1,755,343	$1,753,864	$1,710,166

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$451,985	$462,000	$484,433	$469,887	$462,233
Interest-bearing demand deposits	188,843	187,834	179,603	211,099	125,867
Money market accounts	505,084	540,476	537,948	532,489	522,328
Savings deposits	217,434	219,199	217,027	217,621	222,387
Time deposits	177,792	156,993	150,226	144,901	146,094
Total deposits	1,541,138	1,566,502	1,569,237	1,575,997	1,478,909

FHLB advances and other debt	4,195	4,250	4,304	4,358	63,361
Operating lease liabilities	8,250	8,399	-	-	-
Accrued interest payable and other liabilities	21,027	18,887	16,773	17,010	16,116
Total liabilities	1,574,610	1,598,038	1,590,314	1,597,365	1,558,386

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	46,284	46,174	45,820	46,006	45,873
Retained earnings	150,063	146,340	143,129	138,654	132,973
Treasury stock, at cost	(12,062)	(12,191)	(12,562)	(12,927)	(12,998)
Accumulated other comprehensive loss	(5,951)	(8,842)	(11,411)	(15,287)	(14,121)
Total shareholders' equity	178,387	171,534	165,029	156,499	151,780
Total liabilities and shareholders' equity	$1,752,997	$1,769,572	$1,755,343	$1,753,864	$1,710,166

Period-end shares outstanding	4,868	4,863	4,855	4,837	4,831

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
(in thousands, except per share data)	2019	2018	Change	2019	2018	Change
Interest and dividend income:
Loans, including fees	$14,570	$14,300	1.9	$29,059	$28,350	2.5
Taxable securities	1,281	1,264	1.3	2,476	2,553	(3.0)
Tax exempt securities	306	295	3.7	579	603	(4.0)
Interest-earning deposits	525	10	5150.0	1,233	32	3753.1
Total interest and dividend income	16,682	15,869	5.1	33,347	31,538	5.7

Interest expense:
Deposits	1,544	608	153.9	3,005	1,109	171.0
Securities sold under agreements to repurchase	-	44	(100.0)	-	137	(100.0)
Borrowed funds	37	200	(81.5)	74	375	(80.3)
Total interest expense	1,581	852	85.6	3,079	1,621	89.9

Net interest income	15,101	15,017	0.6	30,268	29,917	1.2
Provision for loan losses	150	2,362	(93.6)	1,243	3,071	(59.5)
Net interest income after provision for loan losses	14,951	12,655	18.1	29,025	26,846	8.1

Non-interest income:
Wealth management group fee income	2,524	2,373	6.4	4,800	4,689	2.4
Service charges on deposit accounts	1,085	1,144	(5.2)	2,189	2,308	(5.2)
Interchange revenue from debit card transactions	1,024	996	2.8	2,055	2,031	1.2
Net gains on securities transactions	19	-	N/M	19	-	N/M
Change in fair value of equity investments	27	26	3.8	116	24	383.3
Net gains on sales of loans held for sale	29	59	(50.8)	77	105	(26.7)
Net gains (losses) on sales of other real estate owned	(3)	(48)	N/M	(86)	(4)	N/M
Income from bank owned life insurance	16	17	(5.9)	31	33	(6.1)
Other	365	758	(51.8)	810	1,614	(49.8)
Total non-interest income	5,086	5,325	(4.5)	10,011	10,800	(7.3)

Non-interest expense:
Salaries and wages	5,780	5,564	3.9	11,501	11,278	2.0
Pension and other employee benefits	1,473	1,518	(3.0)	3,018	3,176	(5.0)
Other components of net periodic pension and postretirement benefits	(141)	(408)	N/M	(282)	(816)	N/M
Net occupancy	1,478	1,643	(10.0)	3,045	3,251	(6.3)
Furniture and equipment	595	702	(15.2)	1,123	1,360	(17.4)
Data processing	1,873	1,764	6.2	3,600	3,506	2.7
Professional services	418	508	(17.7)	823	1,048	(21.5)
Legal accruals and settlements	-	989	(100.0)	-	989	(100.0)
Amortization of intangible assets	151	182	(17.0)	314	376	(16.5)
Marketing and advertising	145	255	(43.1)	413	604	(31.6)
Other real estate owned expense	40	100	(60.0)	71	238	(70.2)
FDIC insurance	221	301	(26.6)	486	618	(21.4)
Loan expense	190	184	3.3	386	353	9.3
Other	1,600	1,665	(3.9)	2,822	3,152	(10.5)
Total non-interest expense	13,823	14,967	(7.6)	27,320	29,133	(6.2)

Income before income tax expense	6,214	3,013	106.2	11,716	8,513	37.6
Income tax expense	1,233	486	153.7	2,267	1,547	46.5
Net income	$4,981	$2,527	97.1	$9,449	$6,966	35.6

Basic and diluted earnings per share	$1.02	$0.52		$1.94	$1.44
Cash dividends declared per share	0.26	0.26		0.52	0.52
Average basic and diluted shares outstanding	4,866	4,828		4,863	4,825

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018
RESULTS OF OPERATIONS
Interest income	$16,682	$16,665	$16,879	$16,136	$15,869	$33,347	$31,538
Interest expense	1,581	1,498	1,395	1,057	852	3,079	1,621
Net interest income	15,101	15,167	15,484	15,079	15,017	30,268	29,917
Provision (credit) for loan losses	150	1,093	(218)	300	2,362	1,243	3,071
Net interest income after provision (credit) for loan losses	14,951	14,074	15,702	14,779	12,655	29,025	26,846
Non-interest income	5,086	4,925	4,893	7,381	5,325	10,011	10,800
Non-interest expense	13,823	13,497	14,205	13,428	14,967	27,320	29,133
Income before income tax expense	6,214	5,502	6,390	8,732	3,013	11,716	8,513
Income tax expense	1,233	1,034	660	1,802	486	2,267	1,547
Net income	$4,981	$4,468	$5,730	$6,930	$2,527	$9,449	$6,966

Basic and diluted earnings per share	$1.02	$0.92	$1.18	$1.43	$0.52	$1.94	$1.44
Average basic and diluted shares outstanding	4,866	4,860	4,843	4,834	4,828	4,863	4,825

PERFORMANCE RATIOS
Return on average assets	1.15%	1.03%	1.29%	1.61%	0.59%	1.09%	0.82%
Return on average equity	11.51%	10.83%	14.29%	17.81%	6.70%	11.18%	9.31%
Return on average tangible equity (a)	13.27%	12.56%	16.74%	21.01%	7.94%	12.92%	11.05%
Efficiency ratio (unadjusted) (f)	68.47%	67.18%	69.71%	59.79%	73.58%	67.83%	71.55%
Efficiency ratio (adjusted) (a) (b)	67.44%	66.04%	68.49%	64.72%	67.47%	66.74%	67.84%
Non-interest expense to average assets	3.18%	3.12%	3.21%	3.13%	3.52%	3.15%	3.45%
Loans to deposits	83.60%	82.93%	83.60%	83.80%	90.23%	83.60%	90.23%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.54%	4.54%	4.54%	4.36%	4.33%	4.54%	4.34%
Yield on investments	2.41%	2.42%	2.16%	2.18%	2.21%	2.41%	2.22%
Yield on interest-earning assets	4.07%	4.07%	4.01%	3.96%	3.94%	4.07%	3.94%
Cost of interest-bearing deposits	0.57%	0.54%	0.48%	0.33%	0.24%	0.55%	0.22%
Cost of borrowings	3.52%	3.52%	3.58%	2.38%	2.41%	3.52%	2.31%
Cost of interest-bearing liabilities	0.58%	0.55%	0.50%	0.39%	0.32%	0.57%	0.30%
Interest rate spread	3.49%	3.52%	3.51%	3.57%	3.62%	3.50%	3.64%
Net interest margin, fully taxable equivalent	3.69%	3.71%	3.68%	3.71%	3.73%	3.69%	3.74%

CAPITAL
Total equity to total assets at end of period	10.18%	9.69%	9.40%	8.92%	8.88%	10.18%	8.88%
Tangible equity to tangible assets at end of period (a)	8.99%	8.50%	8.19%	7.69%	7.60%	8.99%	7.60%

Book value per share	$36.65	$35.27	$33.99	$32.35	$31.42	$36.65	$31.42
Tangible book value per share (a)	31.95	30.54	29.22	27.53	26.55	31.95	26.55
Period-end market value per share	48.34	46.93	41.31	42.43	50.11	48.34	50.11
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.52	0.52

AVERAGE BALANCES
Loans and loans held for sale (c)	$1,290,923	$1,296,200	$1,306,556	$1,330,071	$1,328,386	$1,293,547	$1,321,834
Interest earning assets	1,654,156	1,671,063	1,680,269	1,625,132	1,625,591	1,663,372	1,624,676
Total assets	1,744,599	1,753,788	1,756,765	1,704,721	1,703,722	1,749,168	1,703,386
Deposits	1,539,739	1,565,371	1,576,629	1,501,082	1,495,410	1,552,485	1,492,076
Total equity	173,534	167,385	159,032	154,331	151,216	170,476	150,857
Tangible equity (a)	150,598	144,293	135,766	130,891	127,591	147,463	127,130

ASSET QUALITY
Net charge-offs	$239	$292	$472	$310	$4,107	$531	$4,587
Non-performing loans (d)	19,505	15,099	12,254	12,629	12,790	19,505	12,790
Non-performing assets (e)	19,719	15,304	12,828	13,356	13,676	19,719	13,676
Allowance for loan losses	19,656	19,745	18,944	19,635	19,645	19,656	19,645

Annualized net charge-offs to average loans	0.07%	0.09%	0.14%	0.09%	1.24%	0.08%	0.70%
Non-performing loans to total loans	1.51%	1.16%	0.93%	0.96%	0.96%	1.51%	0.96%
Non-performing assets to total assets	1.12%	0.86%	0.73%	0.76%	0.80%	1.12%	0.80%
Allowance for loan losses to total loans	1.53%	1.52%	1.44%	1.49%	1.47%	1.53%	1.47%
Allowance for loan losses to non-performing loans	100.77%	130.77%	154.59%	155.48%	153.60%	100.77%	153.60%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio (adjusted) is non-interest expense less amortization of intangible assets less legal reserve divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains or losses on securities transactions.
(c) Loans and loans held for sale do not reflect the allowance for loan losses.
(d) Non-performing loans include non-accrual loans only.
(e) Non-performing assets include non-performing loans plus other real estate owned.
(f) Efficiency ratio (unadjusted) is non-interest expense divided by the total of net interest income plus non-interest income.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Three Months Ended June 30, 2019			Three Months Ended June 30, 2018			Three Months Ended June 30, 2019 vs. 2018
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Interest earning assets:
Commercial loans	$857,748	$10,098	4.72%	$855,121	$9,663	4.53%	$435	$30	$405
Mortgage loans	182,134	1,713	3.77%	194,244	1,800	3.72%	(87)	(111)	24
Consumer loans	251,041	2,795	4.47%	279,021	2,873	4.13%	(78)	(303)	225
Taxable securities	230,085	1,282	2.23%	240,800	1,266	2.11%	16	(56)	72
Tax-exempt securities	51,413	373	2.91%	52,527	363	2.77%	10	(8)	18
Interest-earning deposits	81,735	525	2.58%	3,878	10	1.03%	515	479	36
Total interest earning assets	1,654,156	16,786	4.07%	1,625,591	15,975	3.94%	811	31	780

Non- interest earnings assets:
Cash and due from banks	25,450			27,130
Other assets	85,051			72,219
Allowance for loan losses	(20,058)			(21,218)
Total assets	$1,744,599			$1,703,722

Interest-bearing liabilities:
Interest-bearing checking	$182,480	$179	0.39%	$131,863	$28	0.09%	151	15	136
Savings and money market	738,188	790	0.43%	774,020	419	0.22%	371	(21)	392
Time deposits	163,619	575	1.41%	130,432	161	0.50%	414	50	364
FHLB advances, other debt and
repurchase agreements	4,214	37	3.52%	40,557	244	2.41%	(207)	(285)	78
Total int.-bearing liabilities	1,088,501	1,581	0.58%	1,076,872	852	0.32%	729	(241)	970

Non-interest-bearing liabilities:
Demand deposits	455,452			459,095
Other liabilities	27,112			16,539
Total liabilities	1,571,065			1,552,506
Shareholders' equity	173,534			151,216
Total liabilities and shareholders' equity	$1,744,599			$1,703,722

Fully taxable equivalent net interest income		15,205			15,123		$82	$272	$(190)
Net interest rate spread (1)			3.49%			3.62%
Net interest margin, fully taxable equivalent (2)			3.69%			3.73%
Taxable equivalent adjustment		(104)			(106)
Net interest income		$15,101			$15,017

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018			Six Months Ended June 30, 2019 vs. 2018
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Interest earning assets:
Commercial loans	$855,985	$20,025	4.72%	$849,927	$19,096	4.53%	$929	$135	$794
Mortgage loans	181,928	3,434	3.81%	194,579	3,610	3.74%	(176)	(242)	66
Consumer loans	255,634	5,673	4.48%	277,328	5,717	4.16%	(44)	(466)	422
Taxable securities	221,939	2,480	2.25%	245,382	2,557	2.10%	(77)	(253)	176
Tax-exempt securities	49,366	706	2.88%	53,570	742	2.79%	(36)	(59)	23
Interest-earning deposits	98,520	1,233	2.52%	3,890	32	1.66%	1,201	1,175	26
Total interest earning assets	1,663,372	33,551	4.07%	1,624,676	31,754	3.94%	1,797	290	1,507

Non-interest earnings assets:
Cash and due from banks	25,898			27,191
Other assets	79,556			72,755
Allowance for loan losses	(19,658)			(21,236)
Total assets	$1,749,168			$1,703,386

Interest-bearing liabilities:
Interest-bearing checking	$189,111	$384	0.41%	$141,632	$63	0.09%	$321	$27	$294
Savings and money market	746,197	1,584	0.43%	772,019	793	0.21%	791	(28)	819
Time deposits	158,470	1,037	1.32%	123,813	253	0.41%	784	87	697
FHLB advances, other debt and
repurchase agreements	4,241	74	3.52%	44,616	512	2.31%	(438)	(616)	178
Total int.-bearing liabilities	1,098,019	3,079	0.57%	1,082,080	1,621	0.30%	1,458	(530)	1,988

Non-interest-bearing liabilities:
Demand deposits	458,707			454,612
Other liabilities	21,966			15,837
Total liabilities	1,578,692			1,552,529
Shareholders' equity	170,476			150,857
Total liabilities and shareholders' equity	$1,749,168			$1,703,386

Fully taxable equivalent net interest income		30,472			30,133		$339	$820	$(481)
Net interest rate spread (1)			3.50%			3.64%
Net interest margin, fully taxable equivalent (2)			3.69%			3.74%
Taxable equivalent adjustment		(204)			(216)
Net interest income		$30,268			$29,917

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP.  See the Corporation’s unaudited consolidated balance sheets and statements of income contained within this press release. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income and Net Interest Margin

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
Net interest income (GAAP)	$15,101	$15,167	$15,484	$15,079	$15,017	$30,268	$29,917
Fully taxable equivalent adjustment	104	100	105	99	106	204	216
Fully taxable equivalent net interest income (non-GAAP)	$15,205	$15,267	$15,589	$15,178	$15,123	$30,472	$30,133

Average interest-earning assets (GAAP)	$1,654,156	$1,671,063	$1,680,269	$1,625,132	$1,625,591	$1,663,372	$1,624,676

Net interest margin - fully taxable equivalent (non-GAAP)	3.69%	3.71%	3.68%	3.71%	3.73%	3.69%	3.74%

Efficiency Ratio

The unadjusted efficiency ratio is calculated as non-interest expense divided by total revenue (net interest income and non-interest income).  The adjusted efficiency ratio is a non-GAAP financial measure which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018
EFFICIENCY RATIO
Net interest income (GAAP)	$15,101	$15,167	$15,484	$15,079	$15,017	$30,268	$29,917
Fully taxable equivalent adjustment	104	100	105	99	106	204	216
Fully taxable equivalent net interest income (non-GAAP)	$15,205	$15,267	$15,589	$15,178	$15,123	$30,472	$30,133

Non-interest income (GAAP)	$5,086	$4,925	$4,893	$7,381	$5,325	$10,011	$10,800
Less: changes in fair value of equity investments	-	-	-	(2,093)	-	-	-
Less: net (gains) losses on security transactions	(19)	-	-	-	-	(19)	-
Adjusted non-interest income (non-GAAP)	$5,067	$4,925	$4,893	$5,288	$5,325	$9,992	$10,800

Non-interest expense (GAAP)	$13,823	$13,497	$14,205	$13,428	$14,967	$27,320	$29,133
Less: amortization of intangible assets	(151)	(163)	(176)	(182)	(182)	(314)	(376)
Less: legal reserve	-	-	-	-	(989)	-	(989)
Adjusted non-interest expense (non-GAAP)	$13,672	$13,334	$14,029	$13,246	$13,796	$27,006	$27,768

Efficiency ratio (unadjusted)	68.47%	67.18%	69.71%	59.79%	73.58%	67.83%	71.55%
Efficiency ratio (adjusted)	67.44%	66.04%	68.49%	64.72%	67.47%	66.74%	67.84%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share and ratio data)	2019	2019	2018	2018	2018	2019	2018
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$178,387	$171,534	$165,029	$156,499	$151,780	$178,387	$151,780
Less: intangible assets	(22,861)	(23,012)	(23,175)	(23,351)	(23,533)	(22,861)	(23,533)
Tangible equity (non-GAAP)	$155,526	$148,522	$141,854	$133,148	$128,247	$155,526	$128,247

Total assets (GAAP)	$1,752,997	$1,769,572	$1,755,343	$1,753,864	$1,710,166	$1,752,997	$1,710,166
Less: intangible assets	(22,861)	(23,012)	(23,175)	(23,351)	(23,533)	(22,861)	(23,533)
Tangible assets (non-GAAP)	$1,730,136	$1,746,560	$1,732,168	$1,730,513	$1,686,633	$1,730,136	$1,686,633

Total equity to total assets at end of period (GAAP)	10.18%	9.69%	9.40%	8.92%	8.88%	10.18%	8.88%
Book value per share (GAAP)	$36.64	$35.27	$33.99	$32.35	$31.42	$36.65	$31.42

Tangible equity to tangible assets at
end of period (non-GAAP)	8.99%	8.50%	8.19%	7.69%	7.60%	8.99%	7.60%
Tangible book value per share (non-GAAP)	$31.95	$30.54	$29.22	$27.53	$26.55	$31.95	$26.55

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except ratio data)	2019	2019	2018	2018	2018	2019	2018
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$173,534	$167,385	$159,032	$154,331	$151,216	$170,476	$150,857
Less: average intangible assets	(22,936)	(23,092)	(23,266)	(23,440)	(23,625)	(23,013)	(23,727)
Average tangible equity (non-GAAP)	$150,598	$144,293	$135,766	$130,891	$127,591	$147,463	$127,130

Return on average equity (GAAP)	11.51%	10.83%	14.29%	17.81%	6.70%	11.18%	9.31%
Return on average tangible equity (non-GAAP)	13.27%	12.56%	16.74%	21.01%	7.94%	12.92%	11.05%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share and ratio data)	2019	2019	2018	2018	2018	2019	2018
NON-GAAP NET INCOME
Reported net income (GAAP)	$4,981	$4,468	$5,730	$6,930	$2,527	$9,449	$6,966
Net changes in fair value of investments (net of tax)	-	-	-	(1,559)	-	-	-
Net (gains) losses on security transactions (net of tax)	(14)	-	-	-	-	(14)	-
Legal reserve (net of tax)	-	-	-	-	737	-	737
Revaluation of net deferred tax asset	-	-	(445)	-	-	-	-
Net income (non-GAAP)	$4,967	$4,468	$5,285	$5,371	$3,264	$9,435	$7,703

Average basic and diluted shares outstanding	4,866	4,860	4,843	4,834	4,828	4,863	4,825

Reported basic and diluted earnings per share (GAAP)	$1.02	$0.92	$1.18	$1.43	$0.52	$1.94	$1.44
Reported return on average assets (GAAP)	1.15%	1.03%	1.29%	1.61%	0.59%	1.09%	0.82%
Reported return on average equity (GAAP)	11.51%	10.83%	14.29%	17.81%	6.70%	11.18%	9.31%

Basic and diluted earnings per share (non-GAAP)	$1.02	$0.92	$1.09	$1.11	$0.68	$1.94	$1.60
Return on average assets (non-GAAP)	1.14%	1.03%	1.19%	1.25%	0.77%	1.09%	0.91%
Return on average equity (non-GAAP)	11.48%	10.83%	13.18%	13.81%	8.66%	11.16%	10.30%

For further information, contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714